                                                                 Exhibit 3.2


                            ANGELICA CORPORATION

                   INCORPORATED UNDER THE LAWS OF MISSOURI


                                   BY-LAWS

                          REVISED FEBRUARY 28, 1989

                      Amended:         July 25, 1989
                                       September 26, 1989
                                       August 25, 1992
                                       January 26, 1993
                                       March 30, 1993
                                       September 28, 1993
                                       February 22, 1994
                                       May 24, 1994
                                       November 26, 1996
                                       February 25, 1997
                                       November 25, 1997
                                       January 27, 1998
                                       February 24, 1998
                                       August 25, 1998
                                       November 30, 1999
                                       February 29, 2000
                                       January 30, 2001
                                       March 27, 2001





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
                                    TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I: LOCATION AND OFFICES
         Section 1:1       Principal Office                                          1
         Section 1:2       Other Offices                                             1
         Section 1:3       Registered Office                                         1

ARTICLE II: SHAREHOLDERS
         Section 2:1       Annual Meeting                                            1
         Section 2:2       Special Meetings                                          1
         Section 2:3       Place of Meetings                                         2
         Section 2:4       Notice of Meetings                                        2
         Section 2:5       Quorum                                                    2
         Section 2:6       Organization                                              2
         Section 2:7       Voting                                                    3
         Section 2:8       Election of Directors                                     3
         Section 2:9       Persons Who May Vote Certain Shares                       3
         Section 2:10      List of Shareholders Kept on File Before Meeting          3
         Section 2:11      Proxy                                                     4
         Section 2:12      Inspectors of Election                                    4
         Section 2:13      Notice of Shareholder Nominees                            4
         Section 2:14      Procedures for Submission of Shareholder
                             Proposals at Annual Meeting                             5
         Section 2:15      Conduct of Annual Meeting                                 6

ARTICLE III: DIRECTORS
         Section 3:1       General Powers                                            6
         Section 3:2       Number and Qualification                                  6
         Section 3:3       Term of Office                                            7
         Section 3:4       Removal of Directors                                      7
         Section 3:5       Vacancies                                                 7
         Section 3:6       Place of Meetings                                         7
         Section 3:7       Organization Meetings                                     8
         Section 3:8       Regular Meetings                                          8
         Section 3:9       Special Meetings                                          8
         Section 3:10      Quorum                                                    8
         Section 3:11      Compensation                                              9
         Section 3:12      Actions of Directors in Lieu of Meeting                   9

ARTICLE IV: COMMITTEES
         Section 4:1       Executive Committee                                       9
         Section 4:2       Meetings of Executive Committee                           9
         Section 4:3       Emergency Management Committee                           10
         Section 4:4       Other Committees                                         10




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
                                                                                   PAGE
ARTICLE V: OFFICERS
         Section 5:1       Officers                                                 10
         Section 5:2       Elected Officers                                         10
         Section 5:3       Functional Responsibilities                              12
         Section 5:4       Absence, Disability or Death - Elected Officers          12
         Section 5:5       Term of Office and Compensation                          12
         Section 5:6       Removal                                                  13
         Section 5:7       Vacancies                                                13
         Section 5:8       Bonding                                                  13
         Section 5:9       Execution of Instruments                                 13

ARTICLE VI: CAPITAL STOCK AND DIVIDENDS
         Section 6:1       Certificates of Shares                                   14
         Section 6:2       Numbers and Data on Certificates                         14
         Section 6:3       Cancellation of Certificates                             14
         Section 6:4       Registration and Change of Registration                  14
         Section 6:5       Regulations for Transfer                                 15
         Section 6:6       Lost, Stolen, Destroyed or Mutilated Certificates        15
         Section 6:7       Closing of Transfer Books and Record Dates               15
         Section 6:8       Dividends                                                15

ARTICLE VII: MISCELLANEOUS
         Section 7:1       Corporate Seal                                           16
         Section 7:2       Resignations                                             16
         Section 7:3       Waiver                                                   16
         Section 7:4       Amendments                                               17
         Section 7:5       Books and Records                                        17
         Section 7:6       Severability                                             17

ARTICLE VIII: INDEMNIFICATION OF DIRECTORS, OFFICERS
                   AND OTHERS; INSURANCE
         Section 8:1       Liabilities Covered                                      17
         Section 8:2       Procedure for Indemnification                            18
         Section 8:3       Advance Payment of Expenses                              19
         Section 8:4       Extent of Rights Hereunder                               19
         Section 8:5       Purchase of Insurance                                    19
         Section 8:6       Indemnification Agreements                               19

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                                 BY-LAWS OF

                            ANGELICA CORPORATION
                            --------------------


                  ARTICLE I: LOCATION AND OFFICES
                  ---------  --------------------

Principal Office.
----------------

         Section 1:1. The principal office of the Company shall be at such place as the Board of Directors may from time to time determine, but until a change is effected such principal office shall be at 424 South Woods Mill Road, Chesterfield, Missouri 63017-3406.

Other Offices.
-------------

         Section 1:2. The Company may also have other offices, in such places (within or without the State of Missouri) as the Board of Directors may from time to time determine.

Registered Office.
-----------------

         Section 1:3. The registered office of the Company shall be maintained in the State of Missouri, and may be, but need not be, identical with the principal office. The registered office may be changed from time to time by action of the Board of Directors and upon appropriate notice to the Secretary of State.


                  ARTICLE II: SHAREHOLDERS
                  ----------  ------------

Annual Meeting.
--------------

         Section 2:1. The annual meeting of the shareholders of the Company, for the purpose of electing Directors and for the transaction of such other business as properly may be brought before the meeting shall be held at such date and time as shall be set by the Board of Directors annually at the Organizational Meeting of the Board of Directors.

Special Meetings.
----------------

         Section 2:2. Special meetings of the shareholders may be called by the Chief Executive Officer, by the Board of Directors, or by, the holders of not less than 50% of all of the outstanding shares entitled to vote at such meeting. At the written request of a majority of the members of the Board of Directors or of the holders of not less than 50% of all of the outstanding shares entitled to vote at such meeting, the Chairman of the Board, the President, or the Secretary shall issue a call for a special meeting of the shareholders.

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Place of Meetings.
-----------------

         Section 2:3. All meetings of the shareholders shall be held at the principal office of the Company, or at such other place, within or without the State of Missouri, as stated in the notice of the meeting.

Notice of Meetings.
------------------

         Section 2:4. Unless waived, as provided in Section 7:3 of these By-Laws, written or printed notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which the meeting is called, shall, by or at the direction of the officer or other person calling the meeting, be delivered or given to each shareholder of record entitled to vote at such meeting, not less than ten
(10) nor more than fifty (50) days (or such greater period as then provided by law) before the date of the meeting, either personally or by mail. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Company.

Quorum.
------

         Section 2:5. A majority of the outstanding shares entitled at the time to vote thereat, when represented either in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business, except as otherwise provided by law or the Articles of Incorporation; but in the absence of such a quorum, a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, by action by a majority of the shares represented at such meeting and without the need to give notice to shareholders not present at the meeting. At such adjourned meeting, at which a quorum shall attend, all business may be transacted which might have been transacted at the original meeting; provided, that at such adjourned meeting no person who would not have been entitled to vote at the original meeting shall be permitted to vote. Every decision by a majority of such quorum shall be valid as an act of the Company unless a larger vote is required by law or by the Articles of Incorporation.

Organization.
------------

         Section 2:6. The Chairman of the Board or in his absence, the Vice-Chairman of the Board, if any, or in his absence, the President, or in his absence, a Vice-President (in the order of priority as may be prescribed by Resolution of the Board of Directors), or in the absence of any Vice-President, the Secretary, or in their absence any other officer (in the order of seniority of age) shall call meetings of shareholders to order and act as chairman thereof. In case none of the officers is present, the shareholders present may elect a chairman of such meeting from among their members. The Secretary of the Company shall act as secretary of all meetings of the shareholders. In his absence, or in the event he shall be acting as chairman, the chairman may appoint any person to act as secretary.

Voting.
------

         Section 2:7.1. Every shareholder entitled to vote at a meeting of shareholders upon a particular question, pursuant to law or the Articles of Incorporation, shall have one vote for each

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share of stock so entitled to vote standing in his name on the books of the
Company at the time fixed by law or pursuant to these By-Laws for the determination of the right to vote thereat.

         Section 2:7.2. The date for determining the shareholders entitled to vote at a meeting of shareholders shall be determined pursuant to Section 6:7 if action thereunder shall have been taken to establish the controlling date; otherwise, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of and vote at the meeting and any adjournment thereof, with the exception that if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Company by all shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment thereof.

Election of Directors.
---------------------

         Section 2:8. In all elections for Directors of the Company, each shareholder entitled to vote for the election of Directors shall be entitled to one vote in person or by proxy for each share having voting power. In each election for Directors, no shareholder shall be entitled to vote cumulatively or to cumulate his votes.

Persons Who May Vote Certain Shares.
-----------------------------------

         Section 2:9. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy, and shares standing in the name of a guardian, custodian, curator, or trustee, in whose name such shares are registered, may be voted by such fiduciary, either in person or by proxy. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

List of Shareholders Kept on File Before Meeting.
------------------------------------------------

         Section 2:10. At least ten days before each meeting of the shareholders, the Secretary, or in the event of his absence or disability, an Assistant Secretary, shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept in Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

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Proxy.
-----

         Section 2:11. A shareholder may vote either in person or by proxy. A shareholder, or a shareholder's duly authorized attorney in fact, may authorize another person to act for the shareholder as proxy by executing a written agreement to that effect, or by giving authorization by telephone or by the transmission of a telegram, cablegram, facsimile, electronic mail or other means of suitable electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy. No proxy shall be valid after eleven months from the date of its authorization, unless otherwise provided by the shareholder.

Inspectors of Election.
----------------------

         Section 2:12. At each meeting of the shareholders the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and validity of proxies and the acceptance or rejection of votes shall be decided by the chairman and secretary of the meeting as judges of election; provided, however, that upon request of any shareholder, but not otherwise, the chairman of the meeting shall appoint not less than two persons who are not Directors as inspectors to receive and canvass the votes given at such meeting and certify the result to him. Any inspector, before he enters on the duties of his office, shall take and subscribe the following oath, or any other oath as may be prescribed by law for such purpose, before any officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now being held with strict impartiality, and according to the best of my ability." In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors, if any, or the persons conducting the vote, to examine the transfer books of the Company as evidence of shares held, and all shares entitled to vote that may appear standing thereon in the name of any person or persons shall be voted upon by such person or persons, either in person or by proxy.

Notice of Shareholder Nominees.
------------------------------

         Section 2:13. Only persons who are nominated in accordance with the procedures set forth in this Section 2:13 shall be eligible for election as Directors of the Company. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company entitled to vote for the election of Directors at such meeting who complies with the procedures set forth in this Section 2:13. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company no less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under

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

the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that the shareholder seeks to nominate one or more Directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Company, to determine whether a shareholder has complied with this Section 2:13. If the inspectors shall determine that a shareholder has not complied with this
Section 2:13, the inspectors shall direct the chairman of the meeting to declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-Laws of the Company, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Procedures for Submission of Shareholder Proposals at Annual Meeting.
--------------------------------------------------------------------

         Section 2:14. At any annual meeting of the shareholders of the Company, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or
(ii) by any shareholder of the Company who complies with the procedures set forth in this Section 2:14. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company no less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2:14. The chairman of an annual meeting shall, if the facts warrant, determined and declare to the meeting in accordance with the provisions of this Section 2:14, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Conduct of Annual Meeting.
-------------------------

         Section 2:15. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Company may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of

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

the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  ARTICLE III: DIRECTORS
                  -----------  ---------

General Powers.
--------------

         Section 3:1. The Board of Directors shall control and manage the business and property of the Company. The Board may exercise all such powers of the Company and do all lawful acts and things as are not by law, the Articles of Incorporation, or elsewhere in these By-Laws, directed or required to be exercised or done by the shareholders or some particular officer of the Company.

Number and Qualification.
------------------------

         Section 3:2. The number of Directors to constitute the Board of Directors shall be 10, effective March 27, 2001. Effective May 30, 2001, the number of Directors to constitute the Board shall be reduced to 8. Each change in the number of Directors (made by amendment to this By-Law) shall be reported to the Secretary of State of Missouri within thirty calendar days of such change. Directors need not be shareholders unless the Articles of Incorporation, as amended, shall require that Directors be shareholders, in which case any Director who shall cease to be a shareholder of record shall thereby be disqualified and his office as Director shall thereupon automatically become vacant.

         Each Director shall be under the age of 72 years at the time of his election to the Board. If a Director attains his 72nd birthday prior to the expiration of his term, he shall serve until the next annual meeting at which time his office as Director shall thereupon automatically become vacant. Notwithstanding the above, a majority of the Board of Directors may elect to waive the age requirement for a Director/Nominee.

Term of Office.
--------------

         Section 3:3. The Board of Directors shall be elected by the shareholders entitled by law or the Articles of Incorporation to vote for the election of Directors. The Board of Directors shall be divided into three Groups, with the terms of office of each Group ending in successive years. Upon expiration of a Group's initial term, all succeeding terms shall be for a period of three (3)

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years, until the next applicable Annual Shareholders Meeting. Each Director, unless removed, resigned, disqualified, or otherwise separated from office, shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.

Removal of Directors.
--------------------

         Section 3:4. Directors may be removed at a meeting of shareholders called expressly for such purpose in the manner provided herein and subject to the limitations provided by law. The entire Board of Directors may be removed, with or without cause, by a vote of not less than 75% of all the outstanding shares entitled to vote at such meeting. Less than the entire Board of Directors may be removed, with or without cause, by a vote of not less than 75% of all the outstanding shares entitled to vote at such meeting, except in such case no Director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of Directors of which he is a part. Such shareholders meeting shall be held at the registered office or principal office of the Company in Missouri or in the city or county in Missouri in which the principal business office of the Company is located.

Vacancies.
---------

         Section 3:5. In case of any vacancy in the Board of Directors through death, resignation, or removal pursuant to the By-Laws or as provided by law, of one or more of the Directors, a majority of the surviving or remaining Directors may fill such vacancy or vacancies until the successor or successors are elected at the next shareholders meeting for the purpose of serving the remainder of the unexpired term. Unless otherwise provided in the Articles of Incorporation, vacancies on the Board of Directors resulting from any increase in the number of Directors to constitute the Board of Directors may be filled by a majority of Directors then in office, although less than a quorum, or by a sole remaining Director, until the next election of Directors by the shareholders of the Company.

Place of Meeting.
----------------

         Section 3:6. The Board of Directors may hold its meetings at the principal office of the Company or at such other place or places within or without the State of Missouri as it may from time to time determine. Members of the Board of Directors may participate in a meeting of a Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Organization Meetings.
---------------------

         Section 3:7. Organization meetings shall be held on a date set by the Board of Directors, provided that such date shall be either on the same day or a date subsequent to the Annual Meeting of Shareholders, and shall be held at the principal office of the Corporation or at such other place within or without the State of Missouri, as the Board may deem acceptable. No notice shall be required for any organization meeting.

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Regular Meetings.
----------------

         Section 3:8. The Board of Directors from time to time, by resolution, may provide for regular meetings, which may thereafter be held at the time and place designated, without notice thereof to the Directors; provided, however, that any Director absent from the meeting at which such resolution was adopted shall be notified of the adoption thereof not less than 3 days prior to the first regular meeting to be held pursuant thereto.

Special Meetings.
----------------

         Section 3:9. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, if any, the President, or any two Directors, and shall be held at the time and place (within or without the State of Missouri) specified in the call. Unless waived as hereinafter provided, notice of the time, place and purpose of each special meeting shall be delivered to each Director, either in person or by mail, postage prepaid and addressed to such Director, either at the most recent address which he has furnished the Secretary of the Company or at his last known resident address at least two days before such meeting. If given by mail, such notice shall be deemed delivered upon deposit in the United States mail, postage prepaid, and addressed in either manner aforesaid.

Quorum.
------

         Section 3:10. Except as otherwise provided by law, by the Articles of Incorporation, or elsewhere in these By-Laws, a majority of the full Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present at a meeting, or the Director if there be only one present, or the Secretary if there be no Director present, may adjourn the meeting from time to time, not to exceed thirty days until a quorum be had. No notice other than announcement at the meeting need be given of such adjournment.

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Compensation.
------------

         Section 3:11. A Director may be entitled to receive (a) such transportation and other expenses incident to his attendance at any meeting of the Board of Directors or of any committee thereof of which he may be a member as the Board of Directors from time to time may determine, and (b) such compensation as the Board of Directors from time to time may determine.

Actions of Directors in Lieu of Meeting.
---------------------------------------

         Section 3:12. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Directors. The consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held and may be stated as such in any certificate or document filed pursuant to the provisions of Missouri law. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors.


                  ARTICLE IV: COMMITTEES
                  ----------  ----------

Executive Committee.
-------------------

         Section 4:1. The Board of Directors may, at its discretion and by resolution adopted by a majority of all the members of the Board of Directors, designate an Executive Committee to consist of two or more Directors, one of whom shall be designated by the Board as Chairman of the Executive Committee. The Board of Directors may delegate to the Executive Committee any and all authority in the management of the Company otherwise vested in the Board of Directors. The Board of Directors shall have the power at any time to expand or limit the authority of, to fill vacancies in, to change the membership of, or to dissolve the Executive Committee. A majority of the members of the Executive Committee shall be sufficient to determine its action unless the Board of Directors shall otherwise provide for a greater percentage.

Meetings of Executive Committee.
-------------------------------

         Section 4:2. Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and, if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary of the Company. Any member may, or upon request by any member, the Secretary shall, give the required notice calling the meeting. The Executive Committee shall keep a record of its proceedings, and shall regularly present such records to the Board of Directors. Members of the Executive Committee or any other Committee designated by the Board of Directors may participate in a meeting of the Committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting in this manner shall constitute presence in person at the meeting.

Emergency Management Committee.
------------------------------

         Section 4:3. The Board of Directors, by resolution of a majority of the whole Board, may appoint three or more persons to constitute an Emergency Management Committee or otherwise designate the manner in which the membership of such Committee shall be determined. To the extent provided in said resolution, and subject to the provisions of the Articles of Incorporation and these By-Laws, such Committee shall have and may exercise all the powers of the board of Directors in the management of the business and affairs of the Company but only during any period when the Board of Directors shall be unable to function by reason of vacancies therein caused by death, resignation or otherwise, and there shall be no Director remaining and able to fill such vacancies pursuant to Section 3:5 of Article III and until a Board of Directors shall have been duly constituted. Such Committee shall, during the time it is authorized to function as provided herein, have power to call special meetings of stockholders, to elect or appoint officers to fill vacancies as circumstances may require and to authorize the seal of the Company to be affixed to all papers which may require it. Such Committee shall make its own rules of procedure. A majority of the Committee shall constitute a quorum. Any vacancy in the Committee caused by death, incapacity, resignation or otherwise may be filled by the remaining members though less than a quorum and any member so chosen shall serve until a Board of Directors has been duly constituted.

Other Committees.
----------------

         Section 4:4. Other Committees may be established from time to time by the Board of Directors. Such other Committees shall have such purpose(s) and such power(s), as the Board of Directors by resolution may confer. The Board of Directors or such officer or Committee as the Board of Directors may designate, shall have the power to appoint members of such other Committee, to remove any member thereof and to fill any vacancy therein, and to designate the Chairman of such other Committee. Unless otherwise provided by the Board of Directors, a majority of the members of such other Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such other Committee.


                  ARTICLE V. OFFICERS
                  ---------  --------

         Section 5:1. The Principal Officers of the Company shall be a Chairman of the Board, a Vice-Chairman of the Board (if the Board shall choose to elect one), a Chief Executive Officer, a President, one or more Executive Vice-Presidents, one or more Vice-Presidents and/or Vice-Presidents of such designation as the Board shall deem appropriate, a Secretary, a Treasurer, one or more Controller(s) and such other officer or assistant officers as may be deemed necessary and elected by the Board of Directors. Each elected officer shall have all powers and duties usually incident to such elected office except as modified pursuant to the provisions of Sections 5:2 and 5:3. Any two or more offices may be held by the same person except that the offices of Chairman of the Board or of President and the office of the Secretary may not be held by the same person. Any officer elected by the Board may be specially designated by the Board with one or more functional titles.

Elected Officer.
---------------

         Section 5:2. The general duties of the elected officers shall be as set forth below:

                  (a) Chairman of the Board. The Board of Directors shall
                      ---------------------
elect one of its number Chairman of the Board who shall preside at all meetings of the shareholders and of the Board of Directors at which he may be present. The Chairman of the Board shall have such other powers and duties as, from time to time, shall reside in or be assigned said office pursuant to the provisions of subsection (h) of this Section 5:2 and of
Section 5:3.

                  (b) Vice-Chairman of the Board. The Board of Directors
                      --------------------------
may, in its discretion, elect one of its number Vice-Chairman of the Board who, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors at which he may be present. The Vice-Chairman of the Board shall have such other powers and duties as, from time to time, shall reside in or be assigned said office pursuant to the provisions of subsection (h) of this Section 5:2 and Section 5:3.

                  (c) President. When the Chairman of the Board, and the
                      ---------
Vice-Chairman of the Board, if any, are absent the President shall preside at all meetings of the Board of Directors and shall have such other powers and duties as, from time to time shall reside in or be assigned to said office pursuant to the provisions of subsection (h) of this Section 5:2 and of Section 5:3.

                  (d) Executive Vice-President and Vice-President. Each
                      -------------------------------------------
Executive Vice-President and each Vice-President, of such designation as the Board has deemed appropriate, shall have such powers and duties as, from time to time, shall reside in or be assigned to said office pursuant to the provisions of subsection (h) of this Section 5:2 and of Section 5:3.

                   (e) Treasurer. Subject to the authority of the Chief
                       ---------
Financial Officer of the Company, if there be one, the Treasurer shall have custody of, and be responsible for, all the funds and securities of the Company, and shall deposit and withdraw such funds and securities in and from such banks, trust companies, or other depositories as shall be selected by and in accordance with the resolutions adopted from time to time by the Board of Directors. He shall also have such other powers and duties as, from time to time shall reside in or be as assigned to said office pursuant to the provisions of subsection (h) of this Section 5:2 and of Section 5:3.

                  (f) Secretary. The Secretary shall keep the minutes of the
                      ---------
meetings of the shareholders, the Board of Directors (unless otherwise delegated by the Board to one of its members), and the Executive Committee, if any, shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, be custodian of the Company's records and seal, keep a register of the post office address of all shareholders, have general charge of the books and records of the Company, and sign such instruments with the President or other officers as may be required. The Secretary shall have such other powers and duties as, from time to time, shall reside in or be as assigned to said office pursuant to the provisions of subsection (h) of this Section 5:2 and of Section 5:3.

                  (g) Controller. Subject to the authority of the Chief
                      ----------
Financial Officer of the Company, if there be one, the Controller shall have custody of and be responsible for the maintenance of the books of account of the Company. He shall also have such other powers and duties as, from time to time shall reside in or be as assigned to said office pursuant to the provisions of subsection (h) of this Section 5:2 and of Section 5:3.

                  (h) Other Duties and Responsibilities. Subject to the
                      ---------------------------------
ultimate authority of the Board of Directors and its Executive Committee, if there be one, each of the officers elected or appointed by the Board of Directors, shall have such other duties and responsibilities as may be provided by law, and to the extent not in conflict with law, and as shall from time to time be assigned, modified or terminated by the Chief Executive Officer or his designee (which may be the person who is such officer's immediate superior as shown on any Company organization chart or similar document outlining job duties, responsibilities or accountabilities of the Company's officers as may be in effect from time to time).

Functional Responsibilities.
---------------------------

         Section 5:3. Chief Executive Officer. The Chief Executive Officer
                      -----------------------
shall have active executive management of and ultimate responsibility for the conduct of the business operations of the Company. Such executive management shall include the assignment of responsibilities of other elected or appointed officers, provided however, that he may, in his sole discretion, delegate his authority to assign the responsibilities of the other elected officers to an officer designated by him for that purpose. Unless such power is otherwise delegated to some other officer, agent or proxy, the Chief Executive Officer shall have full power and authority in behalf of the Company: (i) to act and to vote, as fully as the Company might do if present at any meeting, or any adjournment thereof, of the shareholders of a corporation in which the Company may hold stock; (ii) to waive notice of and consent to the holding of any such meeting or adjournment; and (iii) to sign a consent to action in lieu of any such meeting or adjournment.

Absence, Disability or Death - Elected Officers.
-----------------------------------------------

         Section 5:4. In the absence, disability or death of any elected Officer of the Company the duties and powers of such officer shall be performed first by the superior of such officer, or by such superior's designee, or second by the person who is the officer's subordinate as shown in any Company organization chart or similar document outlining job duties, responsibilities or accountabilities of such officer in effect from time to time.

Term of Office and Compensation.
-------------------------------

         Section 5:5. The compensation of the elected or appointed officers of the Company shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate to any committee or officer, other than the holder of the office involved, the power to fix the compensation of officers. All officers of the Company shall hold office only at the pleasure of the Board of Directors.

Removal.
-------

         Section 5:6. Any officer elected by the Board of Directors may be removed by the Board of Directors with or without a hearing and with or without cause whenever in its judgement the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Vacancies.
---------

         Section 5:7. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled in the manner prescribed in these By-Laws for the election to such office.

Bonding.
-------

         Section 5:8. If so required by the Board of Directors, or applicable Company policy an officer shall give bond for the faithful discharge of his duties in such form and amount and with such sureties as the Board of Directors may provide, but the premiums for any such bond shall be borne by the Company.

Execution of Instruments.
------------------------

         Section 5:9. All bills of exchange, promissory notes, and checks issued, drawn, or made by the Company shall be signed by such officer or officers, or such individual or individuals, as the Board of Directors may from time to time designate therefor; provided, however, that in the absence of any such designation, they may be signed on behalf of the Company by any two of the following officers: The Chairman of the Board, the Vice-Chairman of the Board, if any, the President, any Executive Vice President, any Vice-President, and the Treasurer. Any other contract or obligation of the Company shall be executed by such officer or officers, or such other individual or individuals, as the Board of Directors may direct, or, in the absence of such direction, by the Chairman of the Board, the Vice-Chairman of the Board, if any, the President, any Executive Vice-President, any Vice-President (of whatever designation he/she may have), the Secretary, the Treasurer, or an Assistant Secretary, provided, however, that any person designated as an authorized signer, whether by law, by action of the Board of Directors, by these By-Laws, or otherwise, shall, without exception, obtain the prior approvals, or the review of action, required by any resolution adopted by the Board of Directors expressing a policy governing the execution of documents intended to bind this Company. The seal of the Company may be affixed to instruments executed on its behalf by its proper officers and shall be affixed to such instruments as required by law and as the Board of Directors may direct. When affixed, the seal may be attested by the Secretary, an Assistant Secretary or by such other officer as the Board of Directors may direct.


                  ARTICLE VI: CAPITAL STOCK AND DIVIDENDS
                  ----------  ---------------------------

Certificates of Shares.
----------------------

         Section 6:1. Certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with applicable law or the Articles of Incorporation, as shall be approved by the Board of Directors, and shall be signed by the Chairman of the Board or by the President or an Executive Vice-President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided that the signatures of any such officers thereon may be facsimiles, engraved or printed, if such certificates are signed by a transfer agent other than the Company or its employee or by a registrar other than the Company or its employee. The seal of the Company shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with same effect as if such officer, transfer agent or registrar had not ceased to be such officer, transfer agent or registrar at the date of its issue.

Numbers and Data on Certificate.
-------------------------------

         Section 6:2. All Certificates shall be numbered as may be required by resolution of the Board of Directors, and each shall show thereon the name of the person owning the shares represented thereby, the number of such shares, and the date of issue, which information shall be entered on the Company's books.

Cancellation of Certificates.
----------------------------

         Section 6:3. Every certificate surrendered to the Company for transfer or otherwise in exchange for a new certificate shall be marked "canceled" with the date of cancellation, and no new certificate(s) in lieu thereof shall be issued until the former certificate(s) for an equivalent number of shares shall have been surrendered and cancelled, except as otherwise provided in Section 6:6 of these By-Laws.

Registration and Change of Registration.
---------------------------------------

         Section 6:4. The names and addresses of the persons owning certificates representing shares of stock in the Company together with the number of shares of stock owned by them respectively shall be registered on the books of the Company. The Company shall register transfers of such certificates together with the date of such transfers if the certificates are (1) delivered and endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or (2) delivered together with a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the share represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby (said assignment or power of attorney to be either in blank or to a specified person), or (3) delivered together with an assignment endorsed thereon or in a separate instrument signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby. Notwithstanding the above provisions on transfers of shares, the person in whose name shares stand on the books of the Company at the date of the closing of the transfer books or at the record date fixed by law or pursuant to Section 6:7 of these By-Laws shall be deemed the owner thereof insofar as rights to receive dividends, to vote, and to have any other rights or privileges as a shareholder.

Regulations for Transfer.
------------------------

         Section 6:5. The Board of Directors shall have power and authority to make such rules and regulations as it deems expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company, and may appoint one or more transfer agents or transfer clerks as registrars of transfer, and may require all certificates to bear the signature of a transfer agent or transfer clerk or registrar of transfer.

Lost, Stolen, Destroyed or Mutilated Certificates.
-------------------------------------------------

         Section 6:6. Upon proof satisfactory to the Chairman of the Board, or, in his absence the President and the Secretary that any certificate for shares of the capital stock of the Company issued and outstanding has been lost, stolen, destroyed or mutilated, and upon due application in writing by the person in whose name the same may stand of record on the books of the Company, or by his legal representative, and the surrender thereof in the case of a mutilated certificate, or, in the case of a certificate having been lost, stolen, or destroyed, the giving of an indemnifying bond in such form and amount and with such sureties as the Board of Directors may require, the proper officers of the Company are authorized and empowered to issue a new certificate or certificates to the owner thereof in lieu of the certificate that has been lost, stolen, destroyed, or mutilated. The Board of Directors may delegate to any transfer agent of the Corporation the authorization of the issue of such new certificate or certificates and the approval of the form and amount of such indemnity bond or bonds and the surety or sureties thereon.

Closing of Transfer Books and Record Dates.
------------------------------------------

         Section 6:7. The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding fifty days (or such greater period as then provided by law) preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, or in lieu thereof may fix in advance a date not exceeding fifty days (or such greater period as then provided by law) preceding the date of any meeting of shareholders or the date for payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case only shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.

Dividends.
---------

         Section 6:8. Subject to any and all limitations upon the payment of dividends imposed by law or by the Articles of Incorporation, the Board of Directors, in its discretion, may from time to time declare and cause to be paid dividends upon the outstanding shares of the capital stock of the Company in cash, property, shares of the capital stock of the Company, or any combination thereof.

                  ARTICLE VII: MISCELLANEOUS
                  -----------  -------------

Corporate Seal.
--------------

         Section 7:1. The Board of Directors shall provide a suitable seal, containing the name of the Company, which seal shall be in the custody of the Secretary, and may provide for one or more duplicates thereof to be kept in the custody of the Treasurer and Assistant Treasurer and/or Assistant Secretary.

Resignations.
------------

         Section 7:2. Any Director or Officer of the Company may resign such office at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Waiver.
------

         Section 7:3. Whenever any notice is required to be given by law, the Articles of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a duly authorized representative of such person, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Presence at a meeting of shareholders or of Directors shall constitute a waiver of notice except where the shareholder or Director states that he is present solely for the purpose of objecting to the transaction of business because the meeting was not lawfully called or convened.

Amendments.
----------

         Section 7:4. The Board of Directors, provided the power conferred hereby shall not be inconsistent with the Articles of Incorporation or applicable law, shall have power to make, amend and repeal the By-Laws of the Company by a vote of a majority of all of the members of the Board of Directors at any organization, regular or special meeting of the Board, provided that notice of intention to make, amend or repeal the By-Laws, in whole or in part shall have been given at the next preceding meeting; or, without any such notice, by a vote of 2/3 of all of the members of the Board of Directors.

Books and Records.
-----------------

         Section 7:5. Except as the Board of Directors may from time to time direct or as may be required by law, the Company shall keep its books and records at its principal office.

Severability.
------------

         Section 7:6. If any word, clause or provision of these By-Laws shall, for any reason, be determined to be invalid or ineffective, the provisions hereof shall not otherwise be affected thereby and shall remain in full force and effect.



         ARTICLE VIII: INDEMNIFICATION OF DIRECTORS,
         ------------  OFFICERS AND OTHERS; INSURANCE
                       ------------------------------

Liabilities Covered
-------------------

         Section 8:1(a). The Company shall indemnify any person who was, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or (at the request of the Company and in addition to his or her service as a director or officer of the Company) is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings, to the full extent and under the circumstances permitted by law. For the purposes of this ARTICLE VIII, "officer" shall mean each person elected, or requested to serve, as an officer by the Board of Directors of the Company and any other person serving as an officer shall not be an officer for the purposes of this ARTICLE VIII but may be indemnified as an employee or agent of the Company or other enterprise.

         Section 8:1(b). In addition, the Company may (but shall not be obligated to) indemnify any person who was or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings, to the full extent and under the circumstances permitted by law.

         Section 8:1(c). The Company shall not be obligated to indemnify any person in connection with his service as a director, officer, employee or agent of a constituent corporation merged into or consolidated with the Company, or his service at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, such person may be indemnified, to the full extent and under the circumstances permitted by law, if in connection with such merger or consolidation, the Board of Directors of the Company so directs or the agreement providing for such merger or consolidation so provides.

         Section 8:1(d). If this Section 8:1 is approved by a vote of the stockholders of the Company, indemnification shall or may (as the case may be) be provided hereunder unless the conduct of the person to be indemnified is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Section 8:1(e). Notwithstanding anything set forth herein, no indemnity shall be paid by the Company (i) in respect of remuneration paid to any person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law, or (ii) on account of any suit in which judgment is rendered against any person (seeking indemnification hereunder) for an accounting of profits made from the purchase or sale by such person of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law.

Procedures for Indemnification.
------------------------------

         Section 8:2. Any indemnification under Section 8:1(a) of this
ARTICLE VIII (unless ordered by a court) shall be made by the Company unless a determination is reasonably and promptly made that indemnification is not proper in the circumstances because the person to be indemnified has not satisfied the conditions set forth in such Section 8:1. Any indemnification under Section 8:1(b) of this ARTICLE VIII (unless ordered by a court) shall be made as authorized in a specified case upon a determination that indemnification is proper in the circumstances because the person to be indemnified has satisfied the conditions set forth in such Section 8:1. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Advance Payment of Expenses.
---------------------------

         Section 8:3(a). With respect to any person entitled to be indemnified under Section 8:1(a) of this ARTICLE VIII, expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking such advance to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this ARTICLE VIII.

         Section 8:3(b). With respect to any person who may be indemnified under Section 8:1(b) of this ARTICLE VIII, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of the person seeking such indemnification to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this ARTICLE VIII.

Extent of Rights Hereunder.
--------------------------

         Section 8:4. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Purchase of Insurance.
---------------------

         Section 8:5. The directors may authorize, to the extent permitted by The General and Business Corporation Law of Missouri, as in effect and applicable from time to time, the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of The General and Business Corporation Law of Missouri.

Indemnification Agreements.
--------------------------

         Section 8:6. With respect to any of the persons who shall or may be indemnified pursuant to Section 8:1 of this ARTICLE VIII, the Company may enter into written agreements providing for the mandatory indemnification of such persons in accordance with the provisions of this ARTICLE VIII. In the event of any conflict between the provisions of this ARTICLE VIII and the provisions of an indemnification agreement adopted by the stockholders, the terms of such agreement shall prevail.